EXHIBIT 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports First Quarter 2020 Financial Results

Total First Quarter Revenue Grew to $13.3 million, a 58% Increase over First Quarter 2019

PITTSBURGH, PA, May 6, 2020 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its first quarter ended March 31, 2020.

“The first quarter of 2020 was another very solid quarter for the Company and I was very pleased with the strong results that delivered revenue growth, profitability and strong free cash flow,” said William W. Smith, Jr., President and CEO of Smith Micro. “In response to the current worldwide crisis caused by the COVID-19 pandemic, our global workforce transitioned seamlessly to remote operations and continues to be very productive working from home.”

“Like most companies navigating current market conditions we expect some impact in the short term, but we are in the enviable position of being able to maintain our profitability and free cash flow and have a solid and growing balance sheet at hand as we work through current headwinds.”

First Quarter 2020 Financial Results

Smith Micro reported revenue of $13.3 million for the first quarter ended March 31, 2020, compared to $8.4 million reported in the first quarter ended March 31, 2019.

First quarter 2020 gross profit was $12.1 million compared to $7.5 million reported in the first quarter of 2019.

Gross profit as a percentage of revenue was 91 percent for the first quarter of 2020 compared to 89 percent for the first quarter of 2019.

Smith Micro Software First Quarter 2020 Financial Results	Page 2

Generally accepted accounting principles in the United States (“GAAP”) net income available to common stockholders for the first quarter of 2020 was $2.0 million, or $0.05 diluted earnings per share, compared to a GAAP net income available to common stockholders of $14 thousand, or $0.00 diluted earnings per share, for the first quarter of 2019.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, acquisitions costs, and preferred stock dividends) for the first quarter of 2020 was $4.1 million, or $0.10 diluted earnings per share, compared to a non-GAAP net income of $776 thousand, or $0.02 diluted earnings per share, for the first quarter of 2019.

Total cash and cash equivalents at March 31, 2020 were $19.5 million.

To supplement our financial information presented in accordance with GAAP, the Company considers and has included in this press release certain non-GAAP financial measures, including a non-GAAP reconciliation of gross profit, income before taxes, net income available to common stockholders, and earnings per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and has therefore excluded the following items from GAAP earnings calculations: stock-based compensation, amortization of intangibles, acquisition costs, and preferred stock dividends. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce future cash payments for income taxes, these non-GAAP adjustments have not been tax effected and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net income and net income on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call

Smith Micro will hold an investor conference call today, May 6, 2020 at 4:30 p.m. EDT, to discuss the Company’s first quarter 2020 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

Smith Micro Software First Quarter 2020 Financial Results	Page 3

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results, including statements related to our financial prospects and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships, the impact of the COVID-19 pandemic on our business and financial results, changes in demand for our products from our customers and their end-users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software First Quarter 2020 Financial Results	Page 4

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Acquisition Costs	Preferred Stock Dividends	Non- GAAP
Three Months Ended 3/31/20
Gross profit	$12,149	$-	$-	$-	$-	$12,149

Selling and marketing expenses	2,787	(114)	(267)	-	-	2,406
Research and development expenses	3,729	(118)	(248)	-	-	3,363
General and administrative expenses	3,668	(400)	-	(918)	-	2,350
Restructuring expense	6	-	-	-	-	6
Total operating expenses	10,190	(632)	(515)	(918)	-	8,125

Income before provision for income taxes	2,045	632	515	918	-	4,110
Net income available to common stockholders	2,045	632	515	918	-	4,110
Earnings per share: basic	0.05	0.02	0.01	0.02	-	0.10
Earnings per share: diluted	0.05	0.01	0.01	0.02	-	0.10

Three Months Ended 3/31/19
Gross profit	$7,516	$-	$-	$-	$-	$7,516

Selling and marketing expenses	1,968	(53)	(91)	-	-	1,824
Research and development expenses	2,682	(66)	(105)	-	-	2,511
General and administrative expenses	2,700	(337)	-	(76)	-	2,287
Restructuring expense	104	-	-	-	-	104
Total operating expenses	7,454	(456)	(196)	(76)	-	6,726

Income before provision for income taxes	52	456	196	76	-	780
Net income available to common stockholders	14	456	196	76	34	776
Earnings per share: basic	0.00	0.01	0.01	0.00	0.00	0.02
Earnings per share: diluted	0.00	0.01	0.01	0.00	0.00	0.02

Note: Earnings (loss) per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

Smith Micro Software First Quarter 2020 Financial Results	Page 5

Smith Micro Software, Inc.
Consolidated Statements of Operations
(in thousands, except per share data) - unaudited

	For the Three Months
	Ended March 31,
	2020	2019
Revenues	$13,322	$8,432
Cost of revenues	1,173	916
Gross profit	12,149	7,516

Operating expenses:
Selling and marketing	2,787	1,968
Research and development	3,729	2,682
General and administrative	3,668	2,700
Restructuring expense	6	104
Total operating expenses	10,190	7,454
Operating income	1,959	62
Non-operating income (expense):
Interest income, net	86	—
Other expense, net	—	(10)
Income before provision for income taxes	2,045	52
Income tax expense	—	4
Net income	2,045	48
Less preferred stock dividends	—	(34)
Net income available to common stockholders	$2,045	$14

Earnings per share:
Basic	$0.05	$0.00
Diluted	$0.05	$0.00

Weighted average shares outstanding:
Basic	39,482	31,297
Diluted	42,194	31,323

Smith Micro Software First Quarter 2020 Financial Results	Page 6

Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands)
	unaudited	audited
	March 31,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash & cash equivalents	$19,456	$28,268
Accounts receivable, net	11,882	10,894
Prepaid and other assets	591	802
Total current assets	31,929	39,964
Equipment & improvements, net	2,152	2,109
Right-of-use assets	6,349	6,464
Deferred tax asset, net	94	94
Other assets	458	234
Intangible assets, net	15,875	4,535
Goodwill	11,493	7,797
TOTAL ASSETS	$68,350	$61,197

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$3,463	$2,050
Accrued payroll and benefits	2,285	2,107
Current operating lease liabilities	1,273	1,221
Other accrued liabilities	271	244
Deferred revenue	1,690	98
Total current liabilities	8,982	5,720

Operating lease liabilities	5,548	5,774
Deferred rent	850	885
Other long-term liabilities	117	134
Total non-current liabilities	6,515	6,793

Stockholders' Equity:
Common stock	40	38
Additional paid in capital	276,163	274,041
Accumulated comprehensive deficit	(223,350)	(225,395)
Total stockholders' equity	52,853	48,684
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$68,350	$61,197

Smith Micro Software First Quarter 2020 Financial Results	Page 7

Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands) - unaudited
	For the Three Months Ended
	March 31,
	2020	2019
Operating activities:
Net income	$2,045	$48
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	644	321
Non-cash lease expense	244	194
Restructuring costs	6	104
Provision for doubtful accounts and other adjustments to accounts receivable	(4)	(9)
Provision for excess and obsolete inventory	—	1
Loss on disposal of fixed assets	—	(1)
Stock based compensation	632	455
Changes in operating accounts:
Accounts receivable	(983)	(1,759)
Prepaid expenses and other assets	215	194
Accounts payable and accrued liabilities	(840)	(117)
Deferred revenue	302	(85)
Net cash provided by (used in) operating activities	2,261	(654)
Investing activities:
Acquisition of Circle operator business, net	(12,150)	—
Acquisition of Smart Retail business, net	—	(3,974)
Capital expenditures	(771)	(110)
Other investing activities	(215)	—
Net cash used in investing activities	(13,136)	(4,084)
Financing activities:
Proceeds from exercise of common stock warrants	2,045	—
Dividends paid on preferred stock	—	(34)
Other financing activities	18	(9)
Net cash provided by (used in) financing activities	2,063	(43)
Net decrease in cash and cash equivalents	(8,812)	(4,781)
Cash and cash equivalents, beginning of period	28,268	12,159
Cash and cash equivalents, end of period	$19,456	$7,378

Free cash flow:
Net cash provided by (used in) operating activities	$2,261	$(654)
Capital expenditures	(771)	(110)
Free cash flow	$1,490	$(764)